China HGS Reports First Quarter of Fiscal Year 2017 Results

HANZHONG, CHINA – February 13, 2017 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the first quarter of fiscal 2017 ended December 31, 2016 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the quarter

●	Total revenues for the first quarter of fiscal 2017 were approximately $8.9 million, an increase of 51.9% from approximately $5.9 million in the same quarter of fiscal 2016.

●	Net income for the first quarter of fiscal 2017 totaled approximately $0.8 million, a decrease of approximately 46.6% from the net income of approximately $1.4 million in the same period of last year. The decreased profit margin in this quarter compared to the same quarter of last year was primarily due to lower margin residential properties, instead of higher margin commercial properties, sold during the first quarter of fiscal 2017.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the first quarter of fiscal 2017 were $0.02, compared to $0.03 for the same quarter last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2016	2016
ASSETS
Current assets:
Cash	$10,249,072	$6,401,237
Restricted cash	1,116,025	1,493,537
Cost and earnings in excess of billings	13,437,593	11,891,230
Real estate property development completed	101,761,829	113,185,929
Real estate property under development	84,609,389	-
Other current assets	2,643,599	2,722,036
Total current assets	213,817,507	135,693,969
Property, plant and equipment, net	745,600	792,650
Real estate property development completed, net of current portion	1,591,534	1,657,055
Security deposits	8,111,436	7,940,137
Real estate property under development, net of current portion	136,206,176	207,384,015
Due from local government for real estate property development completed	2,805,493	2,920,990
Total Assets	$363,277,746	$356,388,816
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Other loans	$11,767,078	$6,125,753
Accounts payable	28,098,980	30,574,497
Other payables	4,987,591	5,200,807
Construction deposits	1,417,092	1,911,158
Billings in excess of cost and earnings	2,007,849	2,110,808
Customer deposits	16,747,747	16,790,208
Shareholder loan	2,673,956	2,709,523
Accrued expenses	2,982,946	3,205,099
Taxes payable	15,365,447	15,843,815
Total current liabilities	86,048,686	84,471,668
Deferred tax liabilities	4,905,919	5,107,887
Customer deposits, net of current portion	10,387,894	10,687,272
Other long term loan payable, less current portion	111,158,026	99,843,228
Construction deposits, net of current portion	1,277,239	1,329,820
Total liabilities	213,777,764	201,439,875
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding December 31, 2016 and September 30, 2016	45,050	45,050
Additional paid-in capital	129,808,472	129,793,572
Statutory surplus	8,495,631	8,495,631
Retained earnings	21,423,316	20,661,184
Accumulated other comprehensive loss	(10,272,487)	(4,046,496)
Total stockholders' equity	149,499,982	154,948,941

Total Liabilities and Stockholders' Equity	$363,277,746	$356,388,816

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE LOSS

(Unaudited)

	Three months ended December 31,
	2016	2015
Real estate sales	$8,897,854	$5,856,607
Less: Sales tax	(112,602)	(411,988)
Cost of real estate sales	(7,061,035)	(3,208,889)
Gross profit	1,724,217	2,235,730
Operating expenses
Selling and distribution expenses	146,234	90,153
General and administrative expenses	472,730	478,511
Total operating expenses	618,964	568,664
Operating income	1,105,253	1,667,066
Interest expense	(121,123)	(104,046)
Income before income taxes	984,130	1,563,020
Provision for income taxes	221,998	135,796
Net income	762,132	1,427,224
Comprehensive loss
Foreign currency translation adjustment	(6,225,991)	(3,339,117)
Comprehensive loss	$(5,463,859)	$(1,911,893)
Basic and diluted income per common share
Basic and diluted	$0.02	$0.03
Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended December 31,
	2016	2015
Cash flows from operating activities
Net income	$762,132	$1,427,224
Adjustments to reconcile net income to net cash used in operating activities:
Deferred tax provision	-	66,304
Depreciation	15,962	20,187
Stock based compensation	14,900	14,900
Changes in assets and liabilities:
Advances to vendors	-	(84,577)
Cost and earnings in excess of billings	(2,049,151)	392,728
Real estate property development completed	7,061,036	2,258,837
Real estate property under development	(21,981,341)	(7,098,791)
Other current assets	(522,767)	(1,309,716)
Accounts payables	(1,287,068)	(8,509,618)
Other payables	(7,695)	3,635,725
Billings in excess of cost and earnings	(19,812)	122,823
Customer deposits	756,670	2,934,270
Construction deposits	(425,264)	(452,203)
Accrued expenses	(112,531)	(24,843)
Taxes payable	150,497	29,080
Net cash used in operating activities	(17,644,432)	(6,577,670)

Cash flow from financing activities
Restricted cash	323,605	(61,120)
Net proceeds from shareholder loan	-	852,802
Proceeds from other loans	21,488,076	10,824,408
Repayment of other loans	-	(5,163,753)
Net cash provided by financing activities	21,811,681	6,452,337

Effect of changes of foreign exchange rate on cash	(319,414)	(25,769)
Net increase (decrease) in cash	3,847,835	(151,102)
Cash, beginning of period	6,401,237	1,333,919
Cash, end of period	$10,249,072	$1,182,817
Supplemental disclosures of cash flow information:
Interest paid	$1,374,159	$486,077
Income taxes paid	$170,567	$69,492

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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